UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 27, 2006
RTI International Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953
(Commission File Number)	(IRS Employer Identification No.)

1000 Warren Avenue Niles, Ohio	44446
(Address of Principal Executive Offices)	(Zip Code)
(330) 544-7700
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     The disclosure set forth in Item 2.03 below is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On December 27, 2006, RTI International Metals, Inc.’s (“RTI” or the “Company”) wholly-owned, Canadian subsidiary, RTI Claro, Inc. (“Claro” or “Borrower”), entered into a Credit Agreement (the “Credit Agreement”) with National City Bank, Canada Branch (“Lender”). The Credit Agreement provides for an unsecured CDN $16 million credit facility which RTI intends to use to finance its previously announced expansion of Claro’s operations in Laval, Canada. The Credit Agreement operates as a revolving credit facility until July 1, 2007, at which time the outstanding principal and interest will convert to a ten-year term loan (the “Credit Facility”).
     The Credit Facility is guaranteed by RTI and each of its domestic subsidiaries. The Credit Facility bears interest at a rate ranging from Canadian Dollar Offered Rate (“CDOR”) plus 0.65% to CDOR plus 2.25% or Canadian Prime minus 0.75% to Canadian Prime plus 0.75%, the pricing level dependent on the Company’s leverage ratio. Repayment of interest only is required during the revolver period. Upon conversion to a term loan, the loan will be repaid in 39 equal quarterly principal and interest payments (based on a 15-year amortization schedule) and a 40th quarter balloon payment of outstanding principal and interest.
     The Credit Facility contains customary affirmative and negative covenants for credit facilities of this type, including limitations on indebtedness, liens, investments, distributions, mergers and acquisitions, disposition of assets and transactions with affiliates. The covenants permit the proceeds of the Credit Facility to be used for real estate acquisition and development, working capital and capital expenditures and other lawful corporate purposes. The Credit Facility also contains financial covenants for RTI including a Debt Service Coverage Ratio of EBITDA to principal amount of all indebtedness, capital lease and interest payments of at least 1.25 to 1.00. Other financial covenants, such as a Maximum Leverage Ratio of 3.00 to 1.00 and a Minimum EBIT/Interest Expense Ratio of 2.50 to 1.00, are consistent with RTI’s existing $90 million U.S. credit facility. National City Bank is a syndicated lender and the co-documentation agent under the Company’s U.S. credit facility, which is agented by PNC Bank, National Association.
     The Credit Facility provides for customary events of default with corresponding grace periods, including, but not limited to, failure to pay any principal or interest when due, failure to comply with covenants, material breaches of representations or warranties, defaults relating to other indebtedness, insolvency or bankruptcy and a change in control of the Company.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits. The following exhibits are being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description

10.1	Credit Agreement dated December 27, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.

Date: January 4, 2007	By:	/s/ William T. Hull

William T. Hull Vice President and Chief Accounting Officer

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